Registration No. 333-106086



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

                   Kansas                          48-0457967
        (State or other jurisdiction            (I.R.S. Employer
      of incorporation or organization)        Identification No.)

                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of principal executive offices)
                            ------------------------

                       SPRINT RETIREMENT SAVINGS PLAN AND
          SPRINT RETIREMENT SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
                            (Full title of the Plans)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (703) 433-4000
                            ------------------------

                                EXPLANATORY NOTE


     This Registration Statement as originally filed related to the offering of 15,000,000 shares of FON Common Stock and 17,000,000 shares of PCS Common Stock of Sprint Corporation ("Sprint") issuable under the Sprint Retirement Savings Plan and the Sprint Retirement Savings Plan for Bargaining Unit Employees. Following the recombination of the PCS Common Stock and the FON Common Stock in April 2004, the shares of PCS Common Stock were deregistered. In connection with the merger of Nextel Communications, Inc. with and into a subsidiary of Sprint in August 2005, Sprint amended its Articles of Incorporation to change its name to Sprint Nextel Corporation ("Sprint Nextel") and to redesignate its FON Common Stock as Common Stock.

     The Sprint Retirement Savings Plan was amended effective January 1, 2006. Common Stock is no longer offered as an investment alternative for additional contributions or exchanges and the company match is no longer made in Common Stock. Following the spin-off of Embarq Corporation in May 2006, Sprint Nextel is no longer the sponsor of the Sprint Retirement Savings Plan for Bargaining Unit Employees. Consequently, no additional shares of Sprint Nextel Common Stock will be issued by Sprint Nextel under either Plan. An aggregate of 2,491,272 shares of Sprint Nextel Common Stock registered under this Registration Statement have been issued. Accordingly, the purpose of this Post-Effective Amendment No. 2 to the Registration Statement is to deregister the remaining 12,508,728 shares of Sprint Nextel Common Stock covered by this Registration Statement.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number      Exhibits

24.         Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 24th day of August, 2006.

                              SPRINT NEXTEL CORPORATION



                              By  /s/ Michael T. Hyde
                                 (Michael T. Hyde, Assistant Secretary)




     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                Date

G. D. FORSEE*           Chief Executive Officer and   )
                        Director                      )
                        (Principal Executive          )
                        Officer)                      )
                                                      )
P. N. SALEH*            Chief Financial Officer       )
                        (Principal Financial          )
                        Officer)                      )
                                                      )
W. G. ARENDT*           Senior Vice President and     )
                        Controller                    )
                        (Principal Accounting         )
                        Officer)                      )
                                                      ) August 24, 2006
TIMOTHY M. DONAHUE*     Chairman                      )
                                                      )
                                                      )
KEITH J. BANE*          Director                      )
                                                      )
                                                      )
GORDON M. BETHUNE*      Director                      )
                                                      )
                                                      )
FRANK M. DRENDEL*       Director                      )
                                                      )
                                                      )
JAMES H. HANCE, JR.*    Director                      )
                                                      )

V. JANET HILL*          Director                      )
                                                      )
                                                      )
I. O. HOCKADAY, JR.*    Director                      )
                                                      )
                                                      )
WILLIAM E. KENNARD*     Director                      )
                                                      )  August 24, 2006
                                                      )
L. K. LORIMER*          Director                      )
                                                      )
                                                      )
WILLIAM H. SWANSON*     Director                      )
                                                      )





     /s/ Michael T. Hyde
*    Signed by Michael T. Hyde,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with this
     Amendment to the Registration
     Statement No. 333-106086.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 and the provisions of Rule 478 thereunder, the Sprint Retirement Savings Plan has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 24th day of August, 2006.

                           SPRINT RETIREMENT SAVINGS PLAN




                           By: /s/ Michael T. Hyde
                               Michael T. Hyde
                               Assistant Secretary of Sprint Nextel Corporation



                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 and the provisions of Rule 478 thereunder, the Sprint Retirement Savings Plan for Bargaining Unit Employees has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 24th day of August, 2006.

                           SPRINT RETIREMENT SAVINGS PLAN FOR
                           BARGAINING UNIT EMPLOYEES




                           By:  /s/ Michael T. Hyde
                                Michael T. Hyde
                                Assistant Secretary of Sprint Nextel Corporation

                                  EXHIBIT INDEX


Exhibit
Number       Exhibits

24.          Power of Attorney.